Exhibit 4.1

THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH HEREIN. THIS INSTRUMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THIS INSTRUMENT AND SUCH AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH THIS INSTRUMENT AND SUCH AGREEMENT WILL BE VOID. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED SALE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT.

GCL GLOBAL HOLDINGS LTD

AMENDMENT NO 1. TO

WARRANT TO PURCHASE ORDINARY SHARES

Issue Date: 29 July 2025

WHEREAS, GCL Global Holdings Ltd (“PubCo”) and Oversea-Chinese Banking Corporation Limited (the “Holder”), entered into that certain Warrant to Purchase Ordinary Shares of GCL Global Holdings Ltd dated as of 7 July 2025 (the “Warrant”), in connection with that certain Facility Letter dated as of 1 October 2024, as supplemented by those certain Supplemental Letters dated as of 12 March 2025 and 7 July 2025, between Epicsoft Asia Pte. Ltd., a company incorporated under the laws of The Republic of Singapore, having its registered office at 29 Tai Seng Avenue #02-01 Natural Cool Lifestyle Hub, Singapore 534119 (the “Borrower”) and the Holder, for a financing of up to SGD5,000,000 (together, the “Facility Agreement”); and

WHEREAS, PubCo and the Holder wish to clarify their commercial understanding by entering into this amendment to the Warrant (this “Amendment”);

NOW THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	AMENDMENTS TO WARRANT

1.1	The Warrant is hereby amended by adding the following new Section 1.3 as follows:

“1.3 Notwithstanding anything to the contrary in the Warrant, none of the terms of the Warrant shall have any legal effect on the Borrower and/or PubCo unless and until the entire SGD 5,000,000 has been disbursed to the Borrower by the Holder under the Facility Agreement. For avoidance of doubt, the Holder will have no claims for penalties, damages and legal remedies of any kind against either PubCo or the Borrower for non-performance of any obligations under the Warrant until the entire SGD 5,000,000 has been disbursed under the Facility Agreement.”

1.2	Section 2.3 of the Warrant is hereby amended as follows (with ~~strike-through~~ representing deletions and double underline representing additions):

“Exercise Period. Subject to the conditions herein, this Warrant shall be capable of exercise only during the term commencing on the date ~~hereof~~ on which the full amount of the SGD5,000,000 loan has been disbursed by the Holder to the Borrower pursuant to the Facility Agreement and ending on the fifth (5th) anniversary of the date of ~~this Warrant~~ such disbursement (the “Exercise Period”), or such other exercise period as agreed in writing by the parties; provided, that this Warrant shall no longer be exercisable and shall become null and void if it is not exercised at all or in full prior to the expiration of the Exercise Period, and provided further, that this Warrant shall not be capable of exercise of any kind (including Voluntary Exercise under Section 3.1 and Automatic Exercise under Section 3.2) and will remain un-exercisable until the full amount of SGD5,000,000 is disbursed pursuant to the Facility Agreement.”

1.3	Section 3.5 of the Warrant is hereby amended as follows (with double underline representing additions):

“The “Exercise Date” within the Exercise Period in respect of each exercise of this Warrant shall be deemed to be (a) in the case of any Voluntary Exercise, the 10th Business Day after the date of the Notice of Exercise in respect of such exercise; and (b) in the case of the Automatic Exercise, the first Trading Day immediately after the Determination Date, provided that the aggregate Exercise Price has been delivered to PubCo.”

1.4	Section 4.2 of the Warrant is hereby amended as follows (with double underline representing additions):

“Transferability of Warrant. Subject to Section 4.3(c), this Warrant and all rights hereunder are transferable, in whole or in part, during the Exercise Period, by the Holder without charge to the Holder, upon surrender of this Warrant to PubCo at its then principal offices, provided that the following conditions are met: (a) the intended transferee has the financial capability or means to pay the Exercise Price in accordance with terms of this Warrant and has not engaged in any conduct that has resulted in a material violation of any anti-corruption laws and any laws relating to economic or trade sanctions applicable to it, and (b) within one (1) week from the date the Holder notifies PubCo of the intended transferee, the Underwriter has not advised PubCo that the transfer or assignment of the Warrant will have a material adverse effect on the marketing of any Registration. If the Underwriter has advised PubCo that such transfer of the Warrant will have a material adverse effect on the marketing of any Registration, PubCo shall cause the Underwriter to inform the Holder of the material adverse effect in reasonable detail to the extent that no non-public sensitive information will be disclosed.”

1.5	Clause (a) of Section 5.1 is hereby amended as follows (with ~~strike-through~~ representing deletions and double underline representing additions):

“5.1	Shelf Registration.

(a)

Filing. PubCo shall as soon as reasonably practicable, but in any event within six months of the ~~date of this Warrant~~ commencement date of the Exercise Period, file with the Commission a Registration Statement for a Shelf Registration on Form F-1 (the “Form F-1 Shelf”) covering, subject to Section 5.7, the public resale of all of the Warrant Shares on a delayed or continuous basis and shall use its commercially reasonable efforts to cause such Form F-1 Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 90th calendar day (or the 120th calendar day if the Commission notifies PubCo that it will “review” the Registration Statement) following the filing and (ii) the 10th business day after the date PubCo is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Form F-1 Shelf shall provide for the resale of the Warrant Shares included therein pursuant to any method or combination of methods legally available to, and requested by, the Holder. PubCo shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Warrant Shares. Following the filing of a Form F-1 Shelf, PubCo shall use its commercially reasonable efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form F-3 (the “Form F-3 Shelf”) as soon as reasonably practicable after PubCo is eligible to use Form F-3. As soon as practicable following the effective date of a Registration Statement filed pursuant to this Section 5.1 but in any event within one (1) business day of such date, PubCo shall notify the Holder of the effectiveness of such Registration Statement. PubCo’s obligation under this Section 5.1 shall, for the avoidance of doubt be subject to Section 5.6 hereto.”

1.6	Clause (a) of Section 5.2 is hereby amended as follows (with double underline representing additions):

“5.2	Piggyback Registration.

(a)

Piggyback Rights. If, at any time during the Exercise Period, PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of PubCo (or by PubCo and by the stockholders of PubCo including, without limitation, pursuant to Section 5.1 hereof), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of PubCo, (iv) pursuant to a Registration Statement on Form F-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act) or (v) for a dividend reinvestment plan, then PubCo shall give written notice of such proposed filing to the Holder as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to the Holder of Warrant Shares the opportunity to register the sale of such number of Warrant Shares as the Holder may request in writing within five (5) days after receipt of such written notice (such Registration, a “Piggyback Registration”). PubCo shall, in good faith, cause such Warrant Shares to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Warrant Shares requested by the Holder pursuant to this Section 5.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such Registration and to permit the sale or other disposition of such Warrant Shares in accordance with the intended method(s) of distribution thereof. If the Holder proposes to distribute its Warrant Shares through an Underwritten Offering under this Section 5.2(a), it shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by PubCo.”

1.7	Exhibit A (Form of Notice of Exercise) to the Warrant is hereby amended as follows (with double underline representing additions):

“1.	The undersigned hereby elects to purchase, on the 10th Business Day after the date hereof (the “Payment Date”), pursuant to the provisions of the Warrant Agreement dated as of 7 July 2025, as amended and supplemented by Amendment No. 1 to the Warrant dated as of 29 July 2025 (the “Warrant”), as follows:”

2.	OTHER PROVISIONS

2.1	Public Announcements. Capitalised terms not defined herein shall have the meaning ascribed to them in the Warrant.

2.2	References to Warrant. All references to the Warrant shall hereinafter refer to the Warrant as amended by this Amendment.

2.3	Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Warrant shall remain in full force and effect. This Amendment is supplemental to, and forms an integral and inseparable part of the Warrant and shall be relied upon and construed together and in accordance with the Warrant. In the event of any conflict between the provisions of the Amendment and the provisions of the Warrant, the provisions of this Amendment shall prevail.

2.4	Effectiveness. The provisions of this Amendment shall be effective as to all parties to the Warrant upon the execution hereof by sufficient parties to amend the Warrant.

2.5	Incorporation. Clauses 6,1, 6.2, 6.3, 6.4, 7.1, 11.12 and 11.13 of the Warrant shall also apply to this Amendment as if expressly incorporated herein.

2.6	Counterparts. This Amendment may be executed (including by e-mail delivery of a portable document format (.pdf) file) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original instrument.

SIGNED, SEALED AND DELIVERED		)	/s/ Sebastian Toke
GCL GLOBAL HOLDINGS LTD		)
by its authorised signatory, Sebastian Toke		)	[ Sign and affix red wafer seal here]
acting under a document of authorisation		)
dated 29 June 2025 in the presence of:		)

/s/ Lin Yuxin
Name:	Lin Yuxin
Address:	29 Tai Seng Ave.
#02-01
(S) 524119

[Signature page to Amendment No. 1 to Warrant to Purchase Ordinary Shares]

ACKNOWLEDGED AND AGREED:

For and on behalf Oversea-Chinese Banking Corporation Limited

By:	/s/ Daniel Kwan Chieu Bock
Name:	Daniel Kwan Chieu Bock
Title:	Head, Mezzanine Capital Unit

[Signature page to Amendment No. 1 to Warrant to Purchase Ordinary Shares]